Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2025 Results
Fiscal 2025 GAAP Revenues: $44.3 billion
Fiscal 2025 GAAP EPS: $5.01, Non-GAAP EPS: $12.03
—QCT: Record Fiscal Year Revenues - Executing Towards our 2024 Investor Day Targets—
—Total QCT Non-Apple Fiscal Year Revenues Grew 18% Year-Over-Year—
—Combined QCT Automotive and IoT Fiscal Year Revenues Grew 27% Year-Over-Year—
SAN DIEGO - November 5, 2025 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 28, 2025.
"Our business remains strong as demonstrated by record QCT revenues in fiscal 2025,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “We delivered 18% year-over-year growth in total QCT non‑Apple revenues, with combined fiscal year Automotive and IoT revenue growth of 27%. We are excited about our business momentum, the availability of our automated driving stack, and our expansion to data centers and advanced robotics.”
Fourth Quarter Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2025	Q4 Fiscal 2024	Change	Q4 Fiscal 2025	Q4 Fiscal 2024	Change
Revenues	$11,270	$10,244	+10%	$11,270	$10,244	+10%
Earnings before taxes (EBT)	$2,971	$2,597	+14%	$3,792	$3,491	+9%
Net (loss) income	($3,117)	$2,920	(207%)	$3,257	$3,036	+7%
Diluted (loss) earnings per share (EPS)	($2.89)	$2.59	(212%)	$3.00	$2.69	+12%
Fiscal 2025 Results1

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2025	Fiscal 2024	Change	Fiscal 2025	Fiscal 2024	Change
Revenues	$44,284	$38,962	+14%	$44,141	$38,944	+13%
EBT	$12,663	$10,336	+23%	$15,458	$13,287	+16%
Net income	$5,541	$10,142	(45%)	$13,298	$11,545	+15%
EPS	$5.01	$8.97	(44%)	$12.03	$10.22	+18%
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
Income Taxes
With the enactment of recent U.S. tax legislation in the One Big Beautiful Bill Act, we now expect our effective tax rate to generally remain in the 13% to 14% range and anticipate lower cash tax payments in future periods. However, this new tax legislation resulted in a non-cash $5.7 billion charge, or $5.29 per share, in the fourth quarter of fiscal 2025 to establish a valuation allowance against our U.S. federal deferred tax assets, as we now expect to be subject to the U.S. corporate alternative minimum tax beginning in fiscal 2026. This charge was excluded from our Non-GAAP metrics but impacted our GAAP results.

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 2 of 10

Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2025	Q4 Fiscal 2024	Change	Q4 Fiscal 2025	Q4 Fiscal 2024	Change
Revenues	$9,821	$8,678	+13%	$1,409	$1,521	(7%)
EBT	$2,896	$2,465	+17%	$1,015	$1,120	(9%)
EBT as % of revenues	29%	28%	+1 point	72%	74%	-2 points
Fiscal 2025

	QCT			QTL
(in millions, except percentages)	Fiscal 2025	Fiscal 2024	Change	Fiscal 2025	Fiscal 2024	Change
Revenues	$38,367	$33,196	+16%	$5,582	$5,572	—
EBT	$11,670	$9,527	+22%	$4,043	$4,027	—
EBT as % of revenues	30%	29%	+1 point	72%	72%	—
QCT Revenue Streams1

	Fourth Quarter			Fiscal
(in millions, except percentages)	2025	2024	Change	2025	2024	Change
Handsets	$6,961	$6,096	+14%	$27,793	$24,863	+12%
Automotive	1,053	899	+17%	3,957	2,910	+36%
IoT (internet of things)	1,807	1,683	+7%	6,617	5,423	+22%
Total QCT revenues	$9,821	$8,678	+13%	$38,367	$33,196	+16%
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
Return of Capital to Stockholders
The following table summarizes our return of capital to stockholders, through stock repurchases and cash dividends, during the fourth quarter and fiscal 2025.

	Stock Repurchases		Dividend Paid		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 Fiscal 2025	16	$2,443	$0.89	$957	$3,400
Fiscal 2025	56	$8,791	$3.48	$3,805	$12,596

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 3 of 10

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY26 Estimates[1]
Revenues	$11.8B - $12.6B
Supplemental Revenue Information
QCT revenues	$10.3B - $10.9B
QTL revenues	$1.4B - $1.6B
GAAP diluted EPS	$2.55 - $2.75
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.68)
Less diluted EPS attributable to other items[2]	($0.07)
Non-GAAP diluted EPS	$3.30 - $3.50
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2026 is primarily related to acquisition-related items.

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 4 of 10

Conference Call and Available Information
Qualcomm’s fourth quarter and fiscal 2025 earnings conference call will be broadcast live on November 5, 2025, beginning at 1:45 p.m. Pacific Time (PT) at https://investor.qualcomm.com/news-events/investor-events. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted to our Investor Relations website at
https://investor.qualcomm.com immediately prior to the commencement of the call. An audio replay will be available on our website and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13756092.

Our Investor Relations website at https://investor.qualcomm.com contains a significant amount of information about us, including financial and other information for investors, and it is possible that this information could be deemed to be material information. Accordingly, investors and others interested in Qualcomm should review the information posted on our website in addition to following our press releases, SEC filings and public conference calls and webcasts.

About Qualcomm
Qualcomm relentlessly innovates to deliver intelligent computing everywhere, helping the world tackle some of its most important challenges. Building on our 40 years of technology leadership in creating era-defining breakthroughs, we deliver a broad portfolio of solutions built with our leading edge AI, high-performance, low-power computing, and unrivaled connectivity. Our Snapdragon® platforms power extraordinary consumer experiences, and our Qualcomm DragonwingTM products empower businesses and industries to scale to new heights. Together with our ecosystem partners, we enable next-generation digital transformation to enrich lives, improve businesses, and advance societies. At Qualcomm, we are engineering human progress.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patents are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our business momentum; our expansion to data centers and advanced robotics; our expectations regarding our future effective tax rate and cash tax payments; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimate,” “forecast,” “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier handset devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on cellular and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 28, 2025 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 28, 2025	September 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$5,520	$7,849
Restricted cash	2,323	—
Marketable securities	4,635	5,451
Accounts receivable, net	4,315	3,929
Inventories	6,526	6,423
Other current assets	2,435	1,579
Total current assets	25,754	25,231
Deferred tax assets	743	5,162
Property, plant and equipment, net	4,690	4,665
Goodwill	11,358	10,799
Other intangible assets, net	1,148	1,244
Other assets	6,450	8,053
Total assets	$50,143	$55,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$2,791	$2,584
Payroll and other benefits related liabilities	1,839	1,834
Unearned revenues	358	297
Short-term debt	—	1,364
Other current liabilities	4,156	4,425
Total current liabilities	9,144	10,504
Unearned revenues	71	88
Long-term debt	14,811	13,270
Other liabilities	4,911	5,018
Total liabilities	28,937	28,880

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,074 and 1,113 shares issued and outstanding, respectively	—	—
Retained earnings	20,646	25,687
Accumulated other comprehensive income	560	587
Total stockholders’ equity	21,206	26,274
Total liabilities and stockholders’ equity	$50,143	$55,154

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Revenues:
Equipment and services	$9,674	$8,532	$37,869	$32,791
Licensing	1,596	1,712	6,415	6,171
Total revenues	11,270	10,244	44,284	38,962
Costs and expenses:
Cost of revenues	5,033	4,467	19,738	17,060
Research and development	2,370	2,302	9,042	8,893
Selling, general and administrative	910	762	3,110	2,759
Other	39	132	39	179
Total costs and expenses	8,352	7,663	31,929	28,891
Operating income	2,918	2,581	12,355	10,071
Interest expense	(171)	(178)	(664)	(697)
Investment and other income, net	224	194	972	962
Income from continuing operations before income taxes	2,971	2,597	12,663	10,336
Income tax (expense) benefit	(6,088)	318	(7,122)	(226)
Income (loss) from continuing operations	(3,117)	2,915	5,541	10,110
Discontinued operations, net of income taxes	—	5	—	32
Net (loss) income	$(3,117)	$2,920	$5,541	$10,142

Basic (loss) earnings per share:
Continuing operations	$(2.89)	$2.62	$5.05	$9.06
Discontinued operations	—	—	—	0.03
Net income	$(2.89)	$2.62	$5.05	$9.09
Diluted (loss) earnings per share:
Continuing operations	$(2.89)	$2.59	$5.01	$8.94
Discontinued operations	—	—	—	0.03
Net income	$(2.89)	$2.59	$5.01	$8.97
Shares used in per share calculations:
Basic	1,078	1,115	1,096	1,116
Diluted	1,078	1,129	1,105	1,130

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	September 28, 2025	September 29, 2024
Operating Activities:
Net income from continuing operations	$5,541	$10,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,602	1,706
Indefinite and long-lived asset impairment charges	17	7
Income tax provision in excess of (less than) income tax payments	3,980	(3,064)
Share-based compensation expense	2,783	2,648
Net gains on marketable securities and other investments	(381)	(349)
Impairment losses on other investments	113	79
Other items	(57)	(67)
Changes in assets and liabilities:
Accounts receivable, net	(365)	(768)
Inventories	(138)	13
Other assets	971	230
Trade accounts payable	119	682
Payroll, benefits and other liabilities	(235)	1,046
Unearned revenues	62	20
Net cash used by operating activities from discontinued operations	—	(91)
Net cash provided by operating activities	14,012	12,202
Investing Activities:
Capital expenditures	(1,192)	(1,041)
Purchases of debt and equity marketable securities	(4,694)	(5,069)
Proceeds from sales and maturities of debt and equity marketable securities	5,755	2,677
Acquisitions and other investments, net of cash acquired	(743)	(254)
Proceeds from sales of property, plant and equipment	14	10
Proceeds from other investments	61	88
Other items	(1)	(36)
Net cash provided by investing activities from discontinued operations	—	2
Net cash used by investing activities	(800)	(3,623)
Financing Activities:
Proceeds from short-term debt	998	799
Repayment of short-term debt	(998)	(799)
Proceeds from long-term debt	1,487	—
Repayment of long-term debt	(1,365)	(914)
Proceeds from issuance of common stock	404	383
Repurchases and retirements of common stock	(8,791)	(4,121)
Dividends paid	(3,805)	(3,687)
Payments of tax withholdings related to vesting of share-based awards	(1,115)	(932)
Other items	(11)	(17)
Net cash provided by financing activities from discontinued operations	—	19
Net cash used by financing activities	(13,196)	(9,269)
Effect of exchange rate changes on cash and cash equivalents	(22)	12
Net decrease in total cash, cash equivalents and restricted cash	(6)	(678)
Total cash and cash equivalents at beginning of period (including $77 classified as held for sale at September 24, 2023)	7,849	8,527
Total cash and cash equivalents at end of period (including $2,323 classified as restricted cash at September 28, 2025)	$7,843	$7,849

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and through fiscal 2025 in which we were required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also excluded the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. With the enactment of the One Big Beautiful Bill Act (OBBB), domestic R&D expenditures may be deducted as incurred beginning in fiscal 2026. As a result, such favorable impact on our tax provision is not expected to continue in future periods.
Beginning in the first quarter of fiscal 2026, we expect to use a fixed estimated Non-GAAP tax rate to determine our Non-GAAP provision for income taxes. We will determine our Non-GAAP tax rate annually based on our estimated annual GAAP income tax forecast (computed inclusive of both current and deferred income taxes), adjusted to account for items excluded from our Non-GAAP earnings before taxes as well as certain tax items that are unrelated to the fiscal year in which they are recorded. We will periodically re-evaluate the appropriateness of our Non-GAAP tax rate and may adjust for significant changes, including significant changes in our geographic earnings mix, our corporate structure or tax laws. Prior periods have not been updated for this change as the effect would not be material.

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 9 of 10

Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Q4 Fiscal 2025
Revenues	$11,270	$—	$—	$—	$11,270
Operating income (loss)	2,918	(5)	(663)	(222)	3,808
EBT	2,971	2	(663)	(160)	3,792
EBT as % of revenues	26%				34%
Net (loss) income	(3,117)	1	(476)	(5,899)	3,257
Diluted EPS	($2.89)	$—	($0.44)	($5.45)	$3.00
Diluted shares[3]	1,078	1,085	1,085	1,085	1,085
Q4 Fiscal 2024
Revenues	$10,244	$—	$—	$—	$10,244
Operating income (loss)	2,581	(4)	(695)	(226)	3,506
EBT	2,597	(16)	(695)	(183)	3,491
EBT as % of revenues	25%				34%
Net income (loss)	2,920	(13)	(483)	380	3,036
Diluted EPS	$2.59	($0.01)	($0.43)	$0.34	$2.69
Diluted shares	1,129	1,129	1,129	1,129	1,129
Fiscal 2025
Revenues	$44,284	$—	$—	$143	$44,141
Operating income (loss)	12,355	(13)	(2,783)	(302)	15,453
EBT	12,663	180	(2,783)	(192)	15,458
EBT as % of revenues	29%				35%
Net income (loss)	5,541	142	(2,167)	(5,732)	13,298
Diluted EPS	$5.01	$0.13	($1.96)	($5.19)	$12.03
Diluted shares	1,105	1,105	1,105	1,105	1,105
Fiscal 2024
Revenues	$38,962	$18	$—	$—	$38,944
Operating income (loss)	10,071	(1)	(2,648)	(600)	13,320
EBT	10,336	104	(2,648)	(407)	13,287
EBT as % of revenues	27%				34%
Net income (loss)	10,142	82	(1,986)	501	11,545
Diluted EPS	$8.97	$0.07	($1.76)	$0.44	$10.22
Diluted shares	1,130	1,130	1,130	1,130	1,130
(1) Further details of amounts included in the “Other Items” column for the current periods are included at the end of this news release in the table labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news release for those periods.
(2) In fiscal 2025, other items excluded from Non-GAAP revenues included licensing revenues resulting from a settlement of a licensing dispute, which was not allocated to our segment results.
(3) As a result of the net loss in our GAAP results in the fourth quarter of fiscal 2025, all of the common share equivalents issuable under our equity compensation plans had an anti-dilutive effect and were therefore excluded from the computation of GAAP diluted loss per share. Amounts in all other columns included such common share equivalents in the calculation of diluted earnings per share because we reported Non-GAAP net income.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2025 Results	Page 10 of 10

Q4 Fiscal 2025 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$5,033	$—	$20	$65	$4,948
Research and development expenses	2,370	—	523	45	1,802
Selling, general and administrative expenses	910	5	120	73	712
Other	39	—	—	39	—
Interest expense	171	—	—	1	170
Investment and other income, net	224	7	—	63	154
Income tax expense (benefit)	6,088	1	(187)	5,739	535
(1) Other items excluded from Non-GAAP results included $100 million of acquisition-related charges, $59 million of restructuring and restructuring-related charges and $1 million of interest expense related to a fine imposed on us by the European Commission (EC) in 2019. Other items excluded from Non-GAAP results also included $63 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by a corresponding $63 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) At fiscal year end, the quarterly tax expense for each column equals the annual tax expense (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these expenses (benefits) may not equal the total GAAP tax expense, and this difference is included in the tax expense (benefit) in the “Other Items” column. Tax expense in the “Other Items” column included a $5.7 billion charge to establish a valuation allowance on federal deferred tax assets as a result of the enactment of the OBBB, a $52 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $13 million charge related to the revaluation of a deferred tax asset as a result of a change in tax rate of a foreign jurisdiction and a $9 million expense to reconcile the tax provision of each column to the total GAAP tax provision for the quarter, partially offset by a $44 million benefit from the foreign-derived intangible income (FDII) deduction resulting from the requirement to capitalize and amortize R&D expenditures and a $15 million benefit for the tax effect of acquisition-related charges.
Sums may not equal totals due to rounding.

Fiscal 2025 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$19,738	—	$89	$178	$19,471
Research and development expenses	9,042	—	2,141	107	6,794
Selling, general and administrative expenses	3,110	13	553	121	2,423
Other	39	—	—	39	—
Interest expense	664	—	—	5	659
Investment and other income, net	972	193	—	115	664
Income tax expense (benefit)	7,122	38	(616)	5,540	2,160
(1) Other items excluded from Non-GAAP results included $271 million of acquisition-related charges, $46 million of restructuring and restructuring-related charges, a $13 million impairment loss on investments and $5 million of interest expense related to the 2019 EC fine. Other items excluded from Non-GAAP results also included $128 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increases operating expenses, offset by a corresponding $128 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income, net.
(2) Tax expense in the “Other Items” column included a $5.7 billion charge to establish a valuation allowance on federal deferred tax assets as a result of the enactment of the OBBB, a $105 million charge related to an increase in uncertain tax benefits for prior years, a $97 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, an $18 million charge from the combined effect of other items in EBT and a $13 million charge related to the revaluation of a deferred tax asset as a result of a change in tax rate of a foreign jurisdiction, partially offset by a $365 million benefit from the FDII deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $44 million benefit for the tax effect of acquisition-related charges and an $8 million benefit related to the transfer of intellectual property between foreign subsidiaries in the fourth quarter of fiscal 2024.
Sums may not equal totals due to rounding.